UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PREFERRED APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
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	4.	Date Filed:

March 21, 2014

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Preferred Apartment Communities, Inc. The Annual Meeting will be held at 9:00 a.m. Eastern time on May 8, 2014 at our offices located at 3625 Cumberland Blvd., 3rd Floor, Atlanta, Georgia 30339. Details of the business to be presented at the Annual Meeting can be found in the accompanying Notice of 2014 Annual Meeting of Stockholders and Proxy Statement (our "Proxy Statement").

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while setting a great precedent for our Company by keeping costs down and reducing the environmental impact of our Annual Meeting. On approximately March 27, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. Stockholders who previously made a request to receive a paper copy of the proxy materials will be mailed the Proxy Statement, an annual report and proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the Proxy Statement and on the proxy card.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,
John A. Williams
Chairman and Chief Executive Officer

3625 Cumberland Blvd., Suite 1150
Atlanta, Georgia 30339

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE…………...……	9:00 a.m. (Eastern time) on May 8, 2014
PLACE……………………………..	3625 Cumberland Blvd., 3rd Floor Atlanta, Georgia 30339
ITEMS OF BUSINESS…………………….……
1) To elect eight directors to serve until the annual meeting of stockholders in 2015.
2) To approve the Articles of Amendment to the Company's charter.
3) To ratify the selection of PricewaterhouseCooopers LLP as our independent registered public accountants for 2014.
4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE………………….	In order to vote, you must have been a stockholder at the close of business on March 14, 2014.
ADMISSION TO THE MEETING……………………..….
Only stockholders of the Company and its invited guests may attend the meeting. Proof of ownership of our common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the meeting. For further information on admission, please refer to the question entitled "What do I need to do to attend the meeting in person?" on page 3 of the Proxy Statement which follows this notice.

PROXY VOTING…………..……
We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of the following ways:

1) VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to vote via the Internet;
2) If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or
3) If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting.

By Order of the Board of Directors,
Jeffrey R. Sprain
General Counsel and Secretary
March 21, 2014

TABLE OF CONTENTS

PROXY STATEMENT	1
ABOUT THE PROXY STATEMENT	1
COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS	6
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	8
Nominees for Election	8
Biographical Information Regarding Executive Officers Who Are Not Directors	10
Director Compensation	11
CORPORATE GOVERNANCE	13
Board of Directors and Committees	13
Code of Business Conduct and Ethics	14
Committee Charters and Corporate Governance Guidelines	14
Compensation Committee Interlocks and Insider Participation	15
Board Leadership and Risk Oversight	15
Meetings of the Board of Directors	15
Communications with Our Board of Directors	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16
Management Agreement	16
OP Agreement	16
Affiliate Loans	17
Acquisition Fees to Our Manager	17
Conflicts of Interest	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
COMPENSATION COMMITTEE REPORT	24
SUMMARY COMPENSATION TABLE	25
GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN 2013	26
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	26
OPTION EXERCISES AND STOCK VESTING	26
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	27
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	27
AUDIT COMMITTEE REPORT	29
PROPOSAL NO. 2 – PROPOSAL TO APPROVE THE ARTICLES OF AMENDMENT TO THE COMPANY'S CHARTER	30
PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
OTHER BUSINESS	35
ANNEX A – Articles of Amendment	A-1

i

3625 Cumberland Blvd., Suite 1150
Atlanta, Georgia 30339

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Preferred Apartment Communities, Inc. ("we", "our", "us" or the "Company") is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2014 Annual Meeting of Stockholders (the "Annual Meeting"). We will hold the Annual Meeting at our principal executive offices, located at 3625 Cumberland Boulevard, 3rd Floor, Atlanta, Georgia 30339, on Thursday, May 8, 2014 at 9:00 a.m. Eastern time, and any postponements or adjournments thereof. We are sending this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about March 27, 2014.

ABOUT THE PROXY STATEMENT

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of eight directors nominated by our Board of Directors (the "Board") and listed in this Proxy Statement to serve until the annual meeting of stockholders in 2015;

•	Approval of the Articles of Amendment to the Company's charter;

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and 2013 Annual Report to Stockholders over the Internet at http://www.edocumentview.com/APTS. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Will our Manager be present at the Annual Meeting?

Officers of Preferred Apartment Advisors, LLC (our "Manager") will be present at the Annual Meeting. Some or all of these officers may be officers of the Company.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 14, 2014, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other stockholder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At the close of business on March 14, 2014, the record date for the Annual Meeting, 15,306,822 shares of our common stock were outstanding, including 29,237 shares of unvested restricted common stock that are entitled to vote at the Annual Meeting.

What constitutes a quorum?

Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to be cast must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, "abstentions" and broker non-votes count for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a "routine" matter and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are "non-routine" matters under New York Stock Exchange ("NYSE") rules to which we are subject, except ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2014 (Proposal 3).

What is the difference between a "stockholder of record" and a "street name" holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

If you are a "street name" holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person. In order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

Brokerage firms have authority under NYSE rules to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for "non-routine matters" unless they have received voting instructions. As explained above, all items on this year’s ballot are "non-routine" matters under NYSE rules except ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2014 (Proposal 3). Therefore, if you do not provide voting instructions, your brokerage firm may not vote your shares on such non-routine matters. We encourage you to provide voting instructions to your brokerage firm. This ensures your shares will be voted at the Annual Meeting.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•
over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone using the number noted on the proxy card you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted over the Internet or by telephone must be received by 1:00 a.m., Eastern Time, on May 8, 2014. Proxies submitted by mail must be received by the Company prior to the commencement of the Annual Meeting.

If you have any questions about the Annual Meeting, or if you require assistance on voting, please call Georgeson Inc., our proxy solicitor, at (888) 680-1526.

Can I vote my shares in person at the meeting?

If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only stockholders who owned our common stock as of the close of business on March 14, 2014 are entitled to attend the meeting.

•
If your shares are registered in your name and you owned our common stock as of the close of business on March 14, 2014, you only need to provide some form of government issued photo identification for admission.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on March 14, 2014.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•
by sending a written notice of revocation to our Secretary at 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339 so it is received prior to the Annual Meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the Annual Meeting and voting your shares in person.

How may I vote for each proposal?
Proposal 1 – You may vote for each individual nominee or withhold from each individual nominee.
Proposal 2 – You may vote for, against or abstain from voting on the approval of the Articles of Amendment to the Company's charter.
Proposal 3 – You may vote for, against or abstain from voting to ratify the selection of PricewaterhouseCooopers LLP as our independent registered public accountants for 2014.

What are the Board's recommendations on how I should vote my shares?
Proposal 1 – For all the nominees for election as director.
Proposal 2 – For the Articles of Amendment to the Company's charter.
Proposal 3 – For the proposal to ratify the selection of PricewaterhouseCooopers LLP as our independent registered public accountants for 2014.

What vote is required to approve each item?

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors

Each director will be elected by a plurality of the votes cast. This means that the eight nominees receiving the greatest number of "FOR" votes will be elected as directors, even if the number of votes received for any nominee is less than a majority of the votes present at the Annual Meeting.
Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.
2	Approval of the Articles of Amendment to the Company's charter	The affirmative vote of two-thirds of all of the votes entitled to be cast.	Abstentions and broker non-votes will have the same effect as votes against the proposal.
3	Ratification of appointment of independent auditors	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

None of the proposals, if approved, entitles stockholders to appraisal rights under Maryland law or our charter.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:
Proposal 1 – For all the nominees for election as director.
Proposal 2 – For the Articles of Amendment to the Company's charter.
Proposal 3 – For the proposal to ratify the selection of PricewaterhouseCooopers LLP as our independent registered public accountants for 2014.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339. Please contact our Secretary to make arrangements.

Who will count the votes?

A representative of Computershare, our transfer agent, will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We have hired Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $8,000 plus per call fees for any individual solicitation and reasonable out-of-pocket expenses. If you have any questions about the Annual Meeting, or if you require assistance on voting, please call Georgeson Inc. at (888) 680-1526. Proxies will be solicited on behalf of the Board of Directors by mail, in person and by telephone. We will pay the cost of preparing, assembling and mailing the proxy materials and the cost of soliciting proxies. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on October 22, 2014 and ending at 5:00 p.m., Eastern time, on November 21, 2014. All proposals must contain the information specified in, and otherwise comply with, our bylaws and federal securities laws. Proposals should be sent via registered, certified or express mail to: 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339, Attention: Jeffrey R. Sprain, General Counsel and Secretary.

Other Information

Our Annual Report to Stockholders for the year ended December 31, 2013, which includes our Annual Report on Form 10‑K for the year ended December 31, 2013 (the "2013 Form 10-K Annual Report"), is available at www.edocumentview.com/APTS, and if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

The Annual Report to Stockholders may also be accessed through our website at www.pacapts.com by clicking on the "Investors" link, followed by the "Annual Reports" link. In addition, our 2013 Form 10-K Annual Report is available on our website and from the SEC's website at www.sec.gov. At the written request of any stockholder who owns our common stock as of the close of business on the record date, we will provide, without charge, paper copies of our 2013 Form 10-K Annual Report, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our 2013 Form 10-K Annual Report by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

Preferred Apartment Communities, Inc.
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: Secretary

COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL STOCKHOLDERS

Except as otherwise indicated, the following table sets forth the beneficial ownership of shares of our common stock as of March 14, 2014 for:

•	our directors;

•
our principal executive officer, principal financial officer and the three other most highly compensated executive officers, if any, calculated in accordance with SEC rules and regulations (collectively the "Named Executive Officers");

•	our directors and Named Executive Officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

In accordance with SEC rules, each listed person’s beneficial ownership includes all shares of our common stock the person actually owns beneficially or of record, all shares of our common stock over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days (such as shares of common stock that may be issued upon conversion of Class A Units representing Class A limited partnership interests ("Class A Units") in Preferred Apartment Communities Operating Partnership, L.P. (our "operating partnership"), of which the Company is the general partner). Except as otherwise provided, all shares are owned directly, and the indicated person has sole voting and investing power. Unless otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339.

	Common Stock Outstanding

Beneficial Owner	Shares Owned		Percentage

BHR Capital LLC (1)	1,057,142		6.79%
EJF Capital LLC(2)	833,087		5.35%
NELL Partners, Inc.	40,066	(3)(4)	*
John A. Williams	163,990	(3)(4)(5)(6)(7)	1.05%
Leonard A. Silverstein	142,752	(3)(4)(8)	*
William F. Leseman	51,095	(9)	*
Michael J. Cronin	52,595	(10)	*
Daniel M. DuPree	24,197	(11)	*
Timothy A. Peterson	25,642	(12)	*
William J. Gresham, Jr.	22,410	(13)(14)(15)	*
Steve Bartkowski	24,074	(11)	*
Gary B. Coursey	21,020	(11)	*
Howard A. McLure	41,835	(11)	*

All directors and executive officers as a group (9 persons)	529,544		3.40%
______________________

*	Less than 1%

(1)
As of February 14, 2014. Based solely upon information provided in a Schedule 13G filed with the SEC on February 14, 2014. BHR Capital LLC beneficially owns 1,057,142 shares of which it has sole voting power and sole dispositive power with respect thereto. The business address for BHR Capital LLC is 545 Madison Avenue, 10th Floor, New York, New York 10022.

(2)
As of February 14, 2014. Based solely upon information provided in a Schedule 13G filed with the SEC on February 14, 2014. EJF Capital LLC beneficially owns 833,087 shares of which it has shared voting power and shared dispositive power with respect thereto. The business address for EJF Capital LLC is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

(3)	NELL Partners, Inc. owns 40,066 shares of our common stock. John A. Williams and Leonard A. Silverstein share joint voting and investment power of these shares.

(4)
Although John A. Williams and Leonard A. Silverstein share joint voting and investment power of the shares held by NELL Partners, each disclaims any economic interest in such shares. Seventy percent of such shares are owned indirectly by the Nancy Ann Richardson Williams Children’s Trust, formed on January 30, 1995, a trust created by Mr. Williams’ spouse for the benefit of their children. Thirty percent of such shares are owned indirectly by the Northside Partners Trust, formed on November 2, 2009, a trust created by Leonard A. Silverstein’s spouse for the benefit of their children.

(5)	33,958 of these shares are owned by Mr. Williams’ spouse. Mr. Williams disclaims any beneficial ownership of such shares.

(6)	381 of these shares are held in a trust for the benefit of Mr. Williams' children. Mr. Williams' spouse is trustee of the trust. Mr. Williams disclaims any beneficial ownership of such shares.

(7)	84,017 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our common stock or cash, as selected by the Company.

(8)	67,213 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our common stock or cash, as selected by the Company.

(9)	33,608 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our common stock or cash, as selected by the Company.

(10)	33,608 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our common stock or cash, as selected by the Company.

(11)	5,580 of these shares are unvested shares of restricted common stock that will vest on May 8, 2014.

(12)	6,696 of these shares are unvested shares of restricted common stock that will vest on May 8, 2014.

(13)	5,250 of these shares are owned by Mr. Gresham's spouse. Mr. Gresham disclaims any beneficial ownership of such shares.

(14)
11,200 of these shares are owned by Mr. Gresham's mother. Mr. Gresham shares joint voting and investment power over these shares through a power of attorney granted by Mr. Gresham's mother to Mr. Gresham and Mr. Gresham's sibling. Mr. Gresham disclaims any beneficial ownership of such shares.

(15)	2,178 of these shares are unvested shares of restricted common stock that will vest on May 8, 2014.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors recommends a vote FOR all of the nominees named below.

Our charter and by-laws provide that the number of our directors may be established by a majority of the entire Board but may not be fewer than two nor more than ten. We currently have eight directors, including five independent directors. The term of each of Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, William J. Gresham, Jr., Howard A. McLure, Timothy A. Peterson, Leonard A. Silverstein and John A. Williams expires at the Annual Meeting and when his respective successor is duly elected and qualified.

Upon the recommendation of our Nominating and Corporate Governance Committee (which is made up solely of independent directors) the Board has nominated incumbent directors Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, William J. Gresham, Jr., Howard A. McLure, Timothy A. Peterson, Leonard A. Silverstein and John A. Williams to stand for re-election at the Annual Meeting and to hold office until our annual meeting of stockholders in 2015 and when his successor is elected and qualified.

We expect that each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

Nominees for Election

We have provided below certain information about each nominee for election as a director.

Name	Age	Position(s)
John A. Williams	71	Chief Executive Officer and Chairman of the Board
Leonard A. Silverstein	55	President, Chief Operating Officer and Director
Daniel M. DuPree	67	Chief Investment Officer and Vice Chairman of the Board
Steve Bartkowski	61	Independent Director
Gary B. Coursey	74	Independent Director
William J. Gresham	71	Independent Director
Howard A. McLure	57	Lead Independent Director
Timothy A. Peterson	48	Independent Director

John A. Williams has served as the Chief Executive Officer and Chairman of the Company since our formation in 2009. Mr. Williams served as the President of the Company from our formation in 2009 until August, 2012. Mr. Williams was born and educated in Atlanta. Following graduation from the city’s public school system, he entered the Georgia Institute of Technology where he earned a BS in Industrial Management. Mr. Williams has directed and coordinated the development, construction, and management of real estate developments since 1966. Over the course of his career, he has directed and coordinated the development, construction, and management of more than $5 billion in real estate developments. Approximately $3.5 billion of this activity has focused on multifamily housing (over 100,000 apartments), with the balance in other property types including hotels, condominiums and offices. Mr. Williams founded Post Properties, Inc. (NYSE: PPS) ("Post Properties") in 1970. He took Post Properties public as a REIT in 1993. When he resigned as Chairman of Post Properties in 2003, the company had approximately 30,000 apartment units and had averaged funds from operation, growth of 7% per year commencing with the Post Properties initial public offering. Mr. Williams is currently Chief Executive Officer of Williams Realty Advisors, LLC ("WRA"), and has held this position since February 2005. Since November 2009, Mr. Williams has served on the Board of Directors of Rentech, Inc. (NASD: RTK) and he currently serves on the Board of Directors of the Atlanta Falcons of which he is also a minority owner. He also holds interests in various other entities involving the acquisition, development, building, holding, leasing, managing, operating and exchanging of real properties and enterprises that collectively have over 800 employees and have been involved in over $3 billion in development.

We believe that Mr. Williams’ previous experience as the founder of Post Properties and his current role as the Chief Executive Officer of WRA make him well qualified to serve as a member of our Board.

Leonard A. Silverstein has served as President and Chief Operating Officer of the Company since August, 2012. Prior to such time, Mr. Silverstein served as Executive Vice President, General Counsel, Secretary and Vice Chairman of the Company since our formation in 2009. Mr. Silverstein also has served as General Counsel (since February 2005) and President (since December 1, 2011) of WRA and Chief Operating Officer of Corporate Holdings, LLC since October 2004. From August 1994 to 2004, Mr. Silverstein was a

partner at the law firm of McKenna, Long & Aldridge LLP. From January 1991 to August 1994, Mr. Silverstein was a partner at the law firm of Powell, Goldstein, Frazer & Murphy LLP, where he began his legal practice in 1983. Mr. Silverstein’s practice focused on securities and corporate finance law, corporate governance and mergers and acquisitions, advising both publicly-held and privately-held clients in a variety of industries, including real estate.

We believe that Mr. Silverstein’s previous experience as a partner in each of McKenna, Long & Aldridge LLP and Powell, Goldstein, Frazer & Murphy LLP, his current roles as General Counsel and President of WRA and Chief Operating Officer of Corporate Holdings, LLC and his legal education make him well qualified to serve as a member of our Board.

Daniel M. DuPree has served as Vice Chairman of the Company since August, 2012 and has served as Chief Investment Officer of the Company since January 1, 2014. Mr. DuPree was elected to our Board as a director effective as of March 31, 2011. Until December 31, 2013, Mr. DuPree served as our lead independent director and presided over executive sessions of non-management directors. Mr. DuPree has over 45 years of commercial real estate experience in development, leasing and property management. From March 2009 to March 2012, he has served as Chief Executive Officer for The Reynolds Companies, a real estate development company in Atlanta, Georgia. From 1992 to March 2001 and then again from March 2003 to March 2009, Mr. DuPree served as President and Chief Operating Officer for Cousins Properties Incorporated (NYSE: CUZ), a real estate development, acquisition, financing, management and leasing company. From September 2002 to March 2003, Mr. DuPree served as Chief Executive Officer of Barry Real Estate Companies, a real estate development and management company. From 1982 to 1992, he served as Chief Executive Officer of New Market Development Company, a shopping center management and development company which he founded in 1982. From 1976 to 1982, Mr. DuPree served as an Executive Vice President for Post Properties, where he was responsible for shopping center management, leasing and development. From 1974 to 1976, Mr. DuPree was a commercial real estate broker for Coldwell Banker and Company. Mr. DuPree received his Bachelor of Science Business Administration degree from the University of Florida.

We believe that Mr. DuPree’s previous experience as President and Chief Operating Officer of Cousins Properties and as Chief Executive Officer of The Reynolds Companies make him well qualified to serve as a member of our Board.

Steve Bartkowski was elected to our Board as a director, effective as of March 31, 2011. Mr. Bartkowski was an All American in both baseball and football at the University of California at Berkeley. In 1975, he was the first pick in the NFL draft, selected by the Atlanta Falcons, serving as their starting quarterback for the following 11 seasons. Mr. Bartkowski was the NFL’s rookie of the year in 1975, the NFL’s highest rated quarterback for three years, and earned All-Pro honors for his efforts in 1980 and 1981. He was the most valuable player in the NFC in 1980. Mr. Bartkowski led the Falcons to their first play-off game in 1978 and again in 1980 and 1982. Mr. Bartkowski played his last season in the NFL for the Los Angeles Rams and retired from professional football in 1987. Following retirement from professional football, Mr. Bartkowski produced and hosted the popular TNN outdoor television series, Backroad Adventures with Steve Bartkowski from 1994 to 1996. He was also the host of a top rated outdoor television series, Suzuki’s Great Outdoors with Steve Bartkowski, on ESPN from 1990 – 1993. Since 1997, Mr. Bartkowski has worked in business development for DPR Construction, Inc., a global commercial contractor and construction management company. He is a well-known motivational speaker on personal success and excellence, giving speeches throughout the United States.

We believe that Mr. Bartkowski’s experience in business development for DPR Construction, Inc. and his previous leadership and management experience, both in professional football and television, make him well qualified to serve as a member of our Board.

Gary B. Coursey was elected to our Board as a director on December 3, 2010. Mr. Coursey has over 47 years of experience in the architectural profession and has managed the completion of thousands of projects representing over $3 billion in construction costs. He founded Gary B. Coursey & Associates Architects, Inc., a LEED certified firm, in 1971 and has built an innovative architectural practice focused on a high level of creativity and design. Mr. Coursey has overseen the design of over 300,000 units of multi-family housing, personal care facilities, athletic facilities, office buildings, industrial buildings, financial institutions, medical facilities, military facilities, restaurants, shopping centers and churches. Mr. Coursey has experience throughout the United States, as well as internationally. Mr. Coursey received his Bachelor of Science in Architecture from the Georgia Institute of Technology and his Associate of Science in Building Construction from Southern Polytechnic State University.

We believe that Mr. Coursey’s experience as the founder of Gary P. Coursey & Associates Architects, Inc. and his related architectural design experience make him well qualified to serve as a member of our Board.

William J. Gresham was appointed to our Board as a director effective as of January 1, 2014. Mr. Gresham has been involved in commercial real estate in the Atlanta area since 1966, having over 40 years of experience in commercial real estate and office leasing and management. Mr. Gresham currently serves as a consultant for Gresham Real Estate Advisors, Inc., a real estate consulting company, which he founded in 1998. From 1984 to 1990, he served as President and Chief Executive Officer of City Group, Inc., an Atlanta area real estate development company. From 1980 to 1984, Mr. Gresham was Managing Partner of the Atlanta office of Lincoln Property Company, a national real estate developer. Prior to 1980, Mr. Gresham served as President of Gresham Realty Company, an office leasing and management company, which he founded in October 1969. From 1987 to 1990, Mr. Gresham served as a member of the Georgia

House of Representatives and, from 1990 to 2007, on the Board of the Georgia Department of Transportation where he served as Chairman of the Board for two separate terms. He currently serves on the Boards of Directors for Bank of North Georgia, the Cobb Galleria Authority and the Georgia Sports Hall of Fame, and has served on the Board of Directors of Healthdyne, Inc., as well as the Georgia Tech Advisory Board and the Georgia Tech Industrial Management Board. Mr. Gresham has also served in leadership positions for numerous other civic organizations. Mr. Gresham received his bachelor's degree in industrial management from Georgia Institute of Technology.

We believe Mr. Gresham's extensive experience in commercial real estate, his experience as a legislator in Georgia and his experience with the Georgia Department of Transportation, including as the chairman, make him well qualified to serve as a member of our Board.

Howard A. McLure was elected to our Board as a director, effective as of March 31, 2011. In addition, as of January 1, 2014, Mr. McLure has been designated as our lead director by the independent directors to preside over executive sessions of non-management directors. Since September 2012, Mr. McLure has served as Executive Chairman of the Board of Change Healthcare Corporation, a provider of healthcare cost transparency services to self-insured employers who sponsor high deductible health care benefit plans. From May 2011 until September 2012, Mr. McLure served as Chairman and Chief Executive Officer of Change Healthcare Corporation. From March 2007 until November 2009, he served as Executive Vice President of CVS Caremark Corporation (NYSE: CVS) and President of Caremark Pharmacy Services, a division of CVS Caremark Corporation, where he was responsible for all sales and operations of the division. From June 2005 until March 2007, Mr. McLure served as Senior Executive Vice President and Chief Operating Officer of Caremark RX, Inc., listed on the New York Stock Exchange prior to the closing of the CVS Corp. — Caremark RX Inc. merger in March 2007. From May 2000 to June 2005, Mr. McLure served as Executive Vice President and Chief Financial Officer of Caremark RX, Inc. From June 1998 to May 2000, Mr. McLure served as Senior Vice President and Chief Accounting Officer of Caremark RX, Inc. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller of Magellan Health Services, Inc. (NASDAQ: MGLN), a specialty managed healthcare company. Mr. McLure received his Bachelors of Business Administration in Accounting from the University of Georgia in 1979.

In November 2009, a securities class action lawsuit was filed in federal court in Rhode Island against CVS Caremark Corporation and certain of its officers, including Mr. McLure, which includes allegations of securities fraud relating to certain public disclosures made by CVS Caremark Corporation and allegations of insider trading. Mr. McLure has informed us of his belief that any allegations made against him in these lawsuits are without merit and that he plans to defend against them vigorously.

We believe that Mr. McLure’s previous experience as Chief Executive Officer of Change Healthcare Corporation, Executive Vice President of CVS Caremark Corporation and Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of Caremark RX, Inc. and his current role as the Executive Chairman of Change Healthcare Corporation make him well qualified to serve as a member of our Board.

Timothy A. Peterson was elected to our Board as a director, effective as of March 31, 2011. Since 2003, Mr. Peterson has been a partner, Chief Financial Officer and member of the Investment Committee of Altman Development Corporation, a real estate development company that builds multifamily homes, where his primary responsibilities have been overseeing capital markets activities, financial reporting, strategic planning and budgeting. Mr. Peterson was Chief Financial Officer for Keystone Property Trust (NYSE: KTR) from 1998 to 2002, becoming Executive Vice President from 2002 to 2003. From 1989 to 1998, Mr. Peterson served in a series of positions for Post Properties, including as Executive Vice President. Working very closely with the president of Post Properties, Mr. Peterson was responsible for day-to-day coordination with the accountants, attorneys and investment bankers involved in completing the initial public offering of Post Properties in July 1993. Throughout his career, Mr. Peterson has overseen in excess of $3 billion of real estate financings using public stock sales, secured and unsecured debt, tax-exempt and taxable bond issuances, private placements and joint ventures. Mr. Peterson received his undergraduate degree in Accounting from the University of Florida in 1985 and his MBA in Finance from the University of Florida in 1987.

We believe that Mr. Peterson’s previous experience as Chief Financial Officer of Keystone Property Trust and Executive Vice President of Post Properties, combined with his financial reporting, accounting and initial public offering experience, makes him well qualified to serve as a member of our Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Biographical Information Regarding Executive Officers Who Are Not Directors

Michael J. Cronin has served as Executive Vice President of the Company since August, 2012. In addition, Mr. Cronin has served as Chief Accounting Officer and Treasurer of the Company since our formation in 2009. Mr. Cronin, who is now employed by our Manager effective January 1, 2013, has served in various capacities since first joining WRA in December 2005, most recently as

Chief Financial Officer since October 2008. Prior to joining WRA, Mr. Cronin served as Vice President of Morgan Stanley Real Estate Advisors from February 2004 to December 2005. Mr. Cronin was the Chief Financial Officer of Hatfield Philips, a commercial real estate company, for three years prior to joining Morgan Stanley Real Estate Advisors. In total, Mr. Cronin has over 25 years of accounting, reporting and finance experience in the real estate field. He is a Certified Public Accountant and holds a BBA and Master's degree in Accounting from the University of Georgia.

William F. Leseman has served as Executive Vice President — Property Management of the Company since our formation in 2009. Mr. Leseman has over 27 years of experience in property management and since 1995 has served as President of RAM Partners, LLC, a full-service property management firm that leases and manages over 120 multi-family properties totaling approximately 31,000 units. From 1989 to 1995, Mr. Leseman served as Senior Vice President of property management for Post Properties, and was responsible for the management of more than 16,000 apartment units. He was previously a senior manager for a large regional property management company responsible for the firm’s owned and third-party portfolios. Mr. Leseman received a B.S. in Business Management from Stephen F. Austin State University in 1982. Mr. Leseman is a member of the Institute of Real Estate Management where he holds the Certified Property Management designation.

Director Compensation

Our compensation committee (the "Compensation Committee") designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and fairly compensating them for their time and efforts. Because of our qualification and operation as a real estate investment trust, or REIT, for U.S. federal income tax purposes and the unique attributes of a REIT, service as an independent director on our Board requires broad expertise in the fields of real estate and real estate investing.

We currently compensate each of our independent directors with an annual fee of $50,000. If an independent director also serves as our Vice Chairman of the Board, we currently compensate such independent director with an annual fee of an additional $50,000. We also pay an additional $10,000 annual retainer to the chair of our audit committee (the "Audit Committee"). In addition, we pay independent directors a fee of $2,000 per meeting for attending committee meetings. In November 2013, our Compensation Committee approved an increase in the annual fee for independent directors to $60,000 and an increase in the annual retainer for the chair of the Audit Committee to $20,000. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees thereof. If a director is also one of our officers, we will not pay that director any compensation for services rendered as a director. We may issue shares of our common stock pursuant to our stock incentive plan in lieu of paying an independent director his annual fees and/or meeting fees in cash.

All annual fees paid to our independent directors have been paid in shares of restricted common stock. However, we have paid the additional fee to our Vice Chairman of the Board in Class B Units representing Class B limited partnership interests in our operating partnership ("Class B Units"). We currently expect that any fees owed to our independent directors will be paid in shares of our common stock through the end of 2014, other than any additional fee paid to an independent Vice Chairman of the Board, which we intend to pay in Class B Units. In determining the number of shares granted for the annual fees paid to our independent directors for 2013-2014, our Compensation Committee used the volume weighted average price per share of our common stock for the five trading day period ended on the date immediately prior to the date of our 2013 annual meeting to determine the number of shares to grant. In determining the number of shares granted for committee meeting attendance in 2013, our Compensation Committee used the volume weighted average price per share of our common stock for the five trading day period ended on the date immediately prior to the meeting to determine the number of shares to grant. Our Audit Committee waived fees for seven of the Audit Committee's ten meetings held during 2013. Currently, our Compensation Committee intends to use the same method for calculating the number of shares to grant for meeting fees in 2014. After 2014, any such fees may be paid in cash or stock. If we elect to pay our independent directors in cash, subject to the consent of the Compensation Committee, each independent director may elect to receive his or her annual fees and/or meeting fees in the form of shares of our common stock or a combination of shares of our common stock and cash. The vesting schedule for fees paid to our independent directors in shares of our common stock will be determined by the Compensation Committee in connection with such award. None of the members of the Board will be entitled to any fees for serving on the Board except as set forth above or unless the Board unanimously determines otherwise.

Compensation of our directors as of December 31, 2013 was as follows:

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Steve Bartkowski	0.00	58,972	0.00	0.00	0.00	58,972
Gary B. Coursey	0.00	60,969	0.00	0.00	0.00	60,969
Daniel M. DuPree	0.00	58,972	0.00	0.00	0.00	58,972
Howard A. McLure	0.00	62,933	0.00	0.00	0.00	62,933
Timothy A. Peterson	0.00	69,070	0.00	0.00	0.00	69,070

(1)
Mr. Williams, our Chairman and Chief Executive Officer and Mr. Silverstein, our President and Chief Operating Officer, are not included in this table as each of them is a Named Executive Officer of the Company and none received compensation for service as a director in 2013. All compensation paid to Messrs. Williams and Silverstein for the services they provide to the Company is reflected in the Summary Compensation Table.

(2)
The amounts included in this column represent the aggregate grant date fair value of each award, computed in accordance with Financial Accounting Standard Board - Accounting Standards Codification Topic 718 ("ASC 718"). On February 7, 2013, we issued 2,115 shares of our common stock to our independent directors in lieu of paying cash as compensation for attendance at committee meetings; the grant date fair value of each share of our common stock granted was $8.65 based on the closing price of our common stock on the date of grant. On May 9, 2013, we issued 5,580 restricted shares of common stock to each of our independent directors in lieu of paying cash as compensation for annual service on our Board and we issued 1,116 restricted shares of common stock to Mr. Peterson in lieu of paying cash as compensation for serving as the chairman of our Audit Committee; the grant date fair value of each restricted share of common stock was $9.12 based on the closing price of our common stock on the date of grant. Each share of restricted common stock will vest on the date of the Annual Meeting. On August 8, 2013, we issued 708 shares of our common stock to our independent directors in lieu of paying cash as compensation for attendance at committee meetings; the grant date fair value of each share of our common stock granted was $8.46 based on the closing price of our common stock on the date of grant. On November 7, 2013, we issued 2,178 shares of our common stock to our independent directors in lieu of paying cash as compensation for attendance at committee meetings; the grant date fair value of each share of our common stock granted was $8.30 based on the closing price of our common stock on the date of grant. On December 26, 2013, we issued 488 shares of our common stock to our independent directors in lieu of paying cash as compensation for attendance at committee meetings; the grant date fair value of each share of our common stock granted was $8.05 based on the closing price of our common stock on the date of grant.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our Board. In addition, there are established investment guidelines for our Manager to follow in its day-to-day management of our business. Our Board may amend or revise the investment guidelines without a vote of our stockholders. A majority of our Board members are "independent," as determined by the requirements of the NYSE MKT LLC (the "NYSE MKT") and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors will meet as needed in executive session without the presence of our corporate officers or non-independent directors.

Audit Committee. Our Audit Committee consists of three of our independent directors: Messrs. Timothy A. Peterson, Howard A. McLure, and Gary B. Coursey. Mr. Peterson serves as chairman of the Audit Committee and as the "audit committee financial expert," as defined in applicable SEC rules. Our Board has adopted a charter for the Audit Committee that sets forth its specific functions, powers, duties and responsibilities. The Audit Committee, by approval of at least a majority of the members, will: (i) select the independent registered public accounting firm to audit our annual financial statements; (ii) review with the independent registered public accounting firm the plans and results of the audit engagement; (iii) approve the audit and non-audit services provided by the independent registered public accounting firm; (iv) review the independence of the independent registered public accounting firm; consider the range of audit and non-audit fees; and (v) review the adequacy of our internal accounting controls. The Audit Committee will have additional powers, duties and responsibilities as may be delegated to it by the Board. During 2013, the Audit Committee held ten meetings.

Compensation Committee. Our Compensation Committee consists of three of our independent directors: Messrs. Howard A. McLure, who serves as chairman, William J. Gresham, Jr. and Steve Bartkowski. During 2013, prior to Mr. Gresham joining the Board on January 1, 2014, Mr. DuPree was a member of the Compensation Committee. During 2013, the Compensation Committee met two times. Actions were also taken during the year by written consent. Our Board has adopted a charter for the Compensation Committee that sets forth its specific functions, powers, duties and responsibilities. Among other things, the Compensation Committee charter calls upon the Compensation Committee to:

•
review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluate our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the Board), determine and approve the remuneration of our chief executive officer based on such evaluation;

•	review and oversee management’s annual process, if any, for evaluating the performance of our officers and review and approve on an annual basis the remuneration of our officers;

•	oversee our stock incentive plan; and

•	determine from time to time the remuneration for our independent directors.

See Compensation Discussion and Analysis for a description of the processes and procedures of the Compensation Committee and for additional information regarding the Compensation Committee’s role and management’s role in determining compensation for executive officers and directors.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee (the "Nominating and Corporate Governance Committee") is comprised of three of our independent directors: Messrs. William J. Gresham, Jr., who serves as chairman, Gary B. Coursey and Steve Bartkowski. During 2013, prior to Mr. Gresham joining the Board on January 1, 2014, Mr. DuPree was a member of the Nominating and Corporate Governance Committee and served as chairman. The Nominating and Corporate Governance Committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our Board. Among other things, the committee charter calls upon the Nominating and Corporate Governance Committee to: (i) develop criteria for selecting new directors and identify individuals qualified to become Board members and members of the various committees of the Board; (ii) select, or recommend that the Board select, the director nominees for each annual meeting of stockholders and the committee nominees; and (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company. We have not adopted a specific policy regarding the consideration of director nominees recommended to our Nominating and Corporate Governance Committee by stockholders. The Company plans to implement a policy as soon as it receives its first director nominee from stockholders. The Board views it as appropriate to defer developing a formal policy until such time as it receives its first stockholder nominee. Stockholders who wish to recommend nominees for consideration by the committee may submit their nominations in writing to our Secretary at the address provided in this Proxy Statement. The committee may consider these stockholder recommendations when it evaluates and recommends nominees to the Board for submission to the stockholders at each annual meeting. During 2013, the Nominating and Corporate Governance Committee met two times.

Conflicts Committee. Our conflicts committee (the "Conflicts Committee") is comprised of three of our independent directors: Messrs. Timothy A. Peterson, who serves as chairman, Howard A. McLure, and Gary B. Coursey. The conflicts committee was formed to review, among other things, (i) transactions we enter into with John A. Williams, Williams Opportunity Fund, LCC ("WOF"), Williams Realty Fund I, LLC ("WRF"), our Manager or any of their respective affiliates that are subject to an inherent conflict of interest, and (ii) the allocation of investment opportunities among affiliated entities. Our Board has adopted a charter for the Conflicts Committee that sets forth its specific functions, powers, duties and responsibilities. For a description of certain of our conflict resolution procedures, see "Certain Relationships and Related Transactions — Conflicts of Interest — Certain Conflict Resolution Procedures" included elsewhere in this Proxy Statement. During 2013, the Conflicts Committee met two times, including concurrent meetings with the Audit Committee. Actions were also taken during the year by written consent.

Independent Directors. Our Board has determined that each of our independent directors is independent within the meaning of the applicable (i) requirements set forth in the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") and the applicable SEC rules, and (ii) rules of the NYSE MKT. To be considered independent under the NYSE MKT rules, the Board must determine that a director does not have a material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including our sponsor, our Manager and their affiliates). Under the NYSE MKT rules, a director will not be independent if, within the last three years:

•	the director was employed by us or our sponsor, our Manager or any of our affiliates;

•	an immediate family member of the director was employed by us or our sponsor as an executive officer;

•
the director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from us or our sponsor, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director was affiliated with or employed by a present or former internal or external auditor of us or our sponsor;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or our sponsor;

•
an executive officer serves on our Compensation Committee or the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or

•
the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or our Manager for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and

•	accountability for adherence to the code of business conduct and ethics.

Waivers to the code of business conduct and ethics may only be granted by unanimous written consent of the independent directors of our Board. If the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section on our corporate website. The information on our website is not a part of this Proxy Statement.

Committee Charters and Corporate Governance Guidelines

The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Conflicts Committee, our Corporate Governance Guidelines and our code of business conduct and ethics may be accessed on our website at www.pacapts.com by selecting the "Investors" link, followed by either the "Committee Charters" link or the "Code of Conduct" link, and are available in print upon request from our Secretary. The information on our website is not a part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of three of our independent directors. None of these individuals has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Leadership and Risk Oversight
Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interest of the Company and its stockholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Williams serving as Chairman and Chief Executive Officer.

Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company's size, the Company's recent formation, the nature of the Company's business and other relevant factors. Considering these factors, the Company has determined not to have a separate Chief Executive Officer and Chairman of the Board. Given the size of our Board, the Board believes that the presence of five independent directors out of the eight directors, with only independent directors sitting on the Board's committees and having a lead independent director, provides sufficient independent oversight of the Chairman and Chief Executive Officer. In addition, the Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Williams' extensive experience, knowledge and connections in the multifamily industry; allows Mr. Williams to use his experience, knowledge and connections to lead Board discussions regarding the Company’s business and strategy; and provides unified leadership for the Company as it develops and grows.

The Board has a lead independent director. Our lead director is an independent director who is elected by the independent members of the Board. During 2013, Daniel M. DuPree, a director since our initial public offering, served as our lead director. Howard A. McLure, a director since our initial public offering, currently serves as our lead director. The role of our lead director includes the following duties:

• call meetings of the independent directors, as needed;
• develop the agendas for meetings of the independent directors;
• preside at executive sessions of the independent directors;
• confer regularly with the Chief Executive Officer;
• serve as a liaison between the Chief Executive Officer and the independent directors;
• in consultation with the Chief Executive Officer, review and approve Board meeting schedules and agendas; and
• meet with stockholders as appropriate.

The Board oversees risk through: (i) its review and discussion of regular periodic reports to the Board and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (ii) the required approval by the Conflicts Committee of all conflict of interest transactions, including, among others, acquisitions and dispositions of properties from affiliates and the engagement of our Manager; (iii) review and discussion of drafts of the Company's periodic reports to the SEC; (iv) the oversight of our business by the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee; and (v) regular periodic reports from our independent public accounting firm and other outside consultants, if necessary, regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for U.S. federal income tax purposes and our internal controls over financial reporting.

Meetings of the Board of Directors
During 2013, the Board held six meetings. Actions were also taken during the year by written consent. Each of our directors attended all the meetings of the Board held during 2013, other than Mr. McLure not being in attendance at one telephonic Board meeting, and attended all meetings of the committees of the Board on which he served during 2013, other than Mr. Coursey not being in attendance at one meeting of the Conflicts Committee. All our directors attended our annual meeting of stockholders in 2013. We encourage all incumbent directors and director nominees to attend our annual meetings of stockholders.
Communications with Our Board of Directors

Stockholders may communicate with our Board of Directors, our lead director or any other individual director by writing to us at Preferred Apartment Communities, Inc., Attention: Secretary, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We have entered into a fourth amended and restated management agreement (the "Management Agreement"), with our Manager to manage our day-to-day operations. Pursuant to the Management Agreement, our Manager provides us with a management team and appropriate support personnel to implement our business strategy and perform certain services for us, subject to oversight by our Board. Our Manager has an investment committee that oversees our investment guidelines, our investment portfolio and its compliance with our investment guidelines and policies. We do not, nor do we expect to, have any employees.

The initial term of the Management Agreement expires on April 5, 2016 and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and fees that may be payable to our Manager annually, and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least 75% of our independent directors, based upon (i) unsatisfactory performance that is materially detrimental to us, or (ii) our determination that the fees payable to our Manager are not in accordance with market rates, subject to our Manager’s right to prevent such termination due to above-market fees by accepting a reduction of fees to at or below market rates agreed to by at least 75% of our independent directors.

The Management Agreement provides for the Manager to be paid fees in connection with services provided to us. These fees include asset management, acquisition, disposition, general and administrative, property management and leasing, and construction, development and landscaping fees. The asset management fee is equal to one-twelfth of 0.50% of the total value of our assets (including cash or cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles ("GAAP") (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs), payable monthly in arrears. The acquisition fee is 1.0% of the gross contract purchase price of the property, loan or other real estate-related asset purchased, for services in connection with selecting, evaluating and acquiring such asset. The property management and leasing fee is 4% of the monthly gross revenues of our properties managed, for services in connection with the rental, leasing, operation and management of our properties and the supervision of any third parties that are engaged by our Manager to provide such services and is payable monthly in arrears, based on the actual gross revenues for the prior month. The general and administrative fee is 2% of our monthly gross revenues, and is payable monthly in arrears based on the actual gross revenues of the Company for the prior month. The disposition fee payable upon the sale of one or more of our properties or other assets is an amount equal to 1% of the contract sales price of the asset. Any construction fee, development fee and landscaping fee we pay our Manager, if any, will be at market rates customary and competitive in light of the size, type and location of the asset in connection with the construction, development or landscaping of a property, or for management and oversight of expansion projects and other capital improvements. Also, we may reimburse our Manager for certain costs and expenses it incurs in connection with the services it provides to us. However, the total amount of the asset management, property management and leasing and general and administrative fees and expenses paid or reimbursed to our Manager will be capped at 1.5% of total value of our assets (including cash and cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs).

OP Agreement

Special Limited Partnership Interest. In addition, our Manager has a special limited partnership interest in our operating partnership. The special limited partnership interest entitles our Manager to distributions from our operating partnership equal to 15% of any net sale proceeds from an asset (which equals the proceeds actually received by us from the sale of such asset after paying off outstanding debt related to the sold asset and paying any seller related closing costs, including any commission paid to our Manager in connection with the sale of the asset, less sale expenses allocable to the sold asset) remaining after the payment of (i) the capital and expenses allocable to the sold asset, and (ii) a 7% priority annual return on such capital and expenses; provided, however, that all accrued and unpaid dividends on our preferred stock have been paid in full.
Class B Units. Our operating partnership has granted and in the future may continue to grant Class B Units, representing Class B limited partnership interests in our operating partnership, as equity incentive awards to our directors, officers and employees (if we ever have employees), employees of our Manager and its affiliates, employees of entities that provide services to us, directors of our Manager or of entities that provide services to us, certain of our consultants and certain consultants to our Manager and its affiliates or to entities of such consultants that provide services to us. The Class B Units may be subject to forfeiture or other restrictions upon terms included with any such grant.
In general, the Class B Units are intended to be treated as "profits interests" in our operating partnership for U.S. federal income tax purposes. In general, the Class B Units will receive allocations of net income and net loss consistent with their distribution priorities, however, periodically and upon the occurrence of certain specified events, our operating partnership will revalue its market capitalization and any increase in market capitalization will be allocated first to such Class B Units until the capital account attributable to each such Class B Units is economically equivalent to our capital account attributable to each of the Class A Units we hold in our operating partnership.
At the time the capital account attributable to each such Class B Unit is economically equivalent to our capital account attributable to each of the Class A Units we hold, such Class B Unit shall automatically convert into a Class A Unit and such holder shall be entitled to all rights and preferences and subject to all obligations of any other holder of Class A Units. If the Class B Units are subject to forfeiture, upon a forfeiture of Class B Units, there is a risk that we will recognize taxable income up to the amount of the capital account of such holder of such Class B Units allocable to such Class B Unit. The Class B Units may be entitled to distributions, even though the Class B Units are subject to forfeiture.
After owning a Class A Unit for one year, Class A Unit holders generally may, subject to certain restrictions, exchange Class A Units for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. However, subject to certain limitations, in the case of a proposed combination, each Class A Unit holder has the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. In addition, when Class A Units are issued upon the conversion of a Class B Unit, the period of time the Class B Unit was owned will be considered for the one year ownership requirement of a Class A Unit.
See "Executive Compensation" beginning on page 20 of this Proxy Statement.

Affiliate Loans

We have extended a revolving line of credit to our Manager in an aggregate amount of up to $6.0 million, in order to provide liquidity to our Manager in support of its ongoing business operations. The credit line bears interest at 8.0% per annum, with interest payable monthly and matures on December 31, 2015. At December 31, 2013, the amount drawn by our Manager was $5,358,227, and for the year ended December 31, 2013, interest revenue was $200,765.

We have extended a loan to Preferred Capital Marketing Services, LLC, or PCMS, in the amount of $1.5 million. PCMS is under common control with our Manager. This loan bears interest at 10.0% per annum, with interest payable monthly and matures on January 23, 2015. At December 31, 2013, the amount owed by PCMS was $1.5 million, and for the year ended December 31, 2013, interest revenue from PCMS was $62,876.

Acquisition Fees to Our Manager

Mezzanine Loans and Notes Receivable. In connection with each of our mezzanine loans or other notes receivables we received a loan fee of 2% of the loan amount and paid an acquisition fee of 1% of such loan amount to our Manager out of these funds. The table below shows the details of the amounts that were received by us and paid to our Manager in 2013.

Project/Property	Location	Loan Date	2% fee received in 2013	1% fee paid to our Manager in 2013

Crosstown Walk	Suburban Tampa, FL	4/30/2013	$125,468	$62,734
City Park	Charlotte, NC	9/6/2012	79,386	39,693
City Vista	Pittsburgh, PA	8/31/2012	97,793	48,897
Madison - Rome	Rome, GA	9/28/2012	-	-
Lely	Naples, FL	3/28/2013	254,265	127,132
Overton	Atlanta, GA	5/8/2013	332,079	166,040
Haven West	Carrollton, GA	7/15/2013	138,816	69,408
Starkville	Starkville, MS	8/21/2013	34,600	17,300
Newtown	Williamsburg, VA	8/29/2013	197,320	98,660
13th Street	Atlanta, GA	7/24/2013	140,000	70,000
Encore	Atlanta, GA	11/18/2013	320,531	160,265
Manassas	Manassas Park, VA	12/23/2013	214,140	107,070
Irvine	Irvine, CA	12/18/2013	338,063	169,031

			$2,272,461	$1,136,230

    Multifamily Community Acquisitions. In 2013 we acquired five multifamily communities. In connection with the purchase of these communities, our Manager received acquisition fees as shown in the table below.

Project/Property		Location	Acquisition Date	Total units	Purchase price (millions)	1% fee paid to our Manager in 2013

Summit II	(1)	Suburban Atlanta, GA	12/31/2013	140	$19.9	$137,566
Ashford Park	(2)	Atlanta, GA	1/23/2013	408	39.6	394,250
McNeil Ranch	(2)	Austin, TX	1/23/2013	192	21.0	209,950
Lake Cameron	(2)	Raleigh, NC	1/23/2013	328	30.5	304,200
Trail II	(1)	Hampton, VA	6/25/2013	96	18.1	121,087

				1,164	$129.1	$1,167,053

(1)
Each of these communities was constructed with a mezzanine loan from the Company. The 1.0% acquisition fee paid to our Manager was based on the purchase price of the community, less the amount of the mezzanine loan for construction of the community.

(2)
Each of these communities was acquired pursuant to a stock transfer agreement among our operating partnership, Williams Multifamily Acquisition Fund, LP, a Delaware limited partnership ("WMAF") and Williams Multifamily Acquisition GP, LLC, a Delaware limited liability company ("WMAF GP"). John A. Williams, our Chief Executive Officer and Chairman, indirectly owned an approximate 1.56% interest in WMAF, Leonard A. Silverstein, our President and Chief Operating Officer and a member of the Board of Directors, indirectly owned an approximate 0.16% interest in WMAF and William F. Leseman, our Executive Vice President – Property Management, indirectly owned an approximate 0.05% interest in WMAF. In connection with these three acquisitions, Mr. Williams, Mr. Silverstein and Mr. Leseman received approximately $331,175, $33,268 and $10,429, respectively, from their indirect interests in WMAF.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our Manager, and its affiliates, including conflicts related to the arrangements pursuant to which our Manager and its affiliates will be compensated by us. Our agreements and compensation arrangements with our Manager and its affiliates were not determined by arm’s length negotiations. We anticipate that future acquisitions by us of assets likely will be mostly from unaffiliated third parties, but we would still consider acquisitions from affiliated third parties if any such acquisition made financial sense to us and was approved by our Conflicts Committee comprised solely of independent directors.

Our Manager and its affiliates will try to balance our interests with their duties to other John A. Williams-sponsored programs. However, to the extent that our Manager or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our common stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all our directors have a duty to act in a manner reasonably believed to be in our best interest.

Certain Conflict Resolution Procedures

Every transaction that we enter into with John A. Williams, WOF, WRF, our Manager or any of their respective affiliates will be subject to an inherent conflict of interest. Our Board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and John A. Williams, WOF, WRF, our Manager or any of their respective affiliates. In order to reduce or eliminate certain potential conflicts of interest, our Conflicts Committee will review (i) all transactions we enter into with John A. Williams, WOF, WRF, our Manager or any of their respective affiliates, and (ii) the allocation of investment opportunities among affiliated entities. The policies and procedures of the Conflicts Committee are evidenced in the charter of the Conflicts Committee.

In addition, our code of business conduct and ethics requires all of our personnel to be vigilant in avoiding a conflict of interest as it relates to our interests and the interests of our officers and directors or the interests of the employees, officers and directors of our Manager when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related person or in which such a related person has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Conflicts Committee.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with the entire Board. We do not have a formal written policy for approval or ratification of such transactions, as all such transactions are evaluated on a case-by-case basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers (as defined in the Exchange Act), and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the SEC reports of ownership of the Company and reports of changes in ownership. Such persons must furnish copies of all such reports that they file to us. Based solely on a review of such reports and written representations of our directors and officers, we believe that during the fiscal year ended December 31, 2013 ("fiscal year 2013"), the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Named Executive Officers for fiscal year 2013. Our Named Executive Officers for fiscal year 2013 were John A. Williams, Chief Executive Officer and Chairman, Michael J. Cronin, Executive Vice President, Chief Accounting Officer and Treasurer, Leonard A. Silverstein, President and Chief Operating Officer, and William F. Leseman, Senior Vice President – Property Management.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to the Management Agreement. All our Named Executive Officers are employees or equity owners of our Manager and/or affiliates of our Manager that provide services to us. We have not paid, and do not intend to pay in 2014, any cash compensation to our Named Executive Officers. We do not provide our Named Executive Officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our Named Executive Officers upon their termination from service as our officers. While we do not pay our Named Executive Officers any cash compensation, the Compensation Committee may grant our Named Executive Officers equity-based awards intended to align their interests with the interests of our stockholders. In establishing award levels, the Compensation Committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITS. In addition, Mr. Williams has informed us that he intends to have any equity-based awards he is granted transferred to a trust for the benefit of his children for which neither he nor his spouse is the trustee. Mr. Williams has informed us that these planned transfers are made for tax and estate planning purposes. If these equity-based awards are originally granted to Mr. Williams, any transfer will be reported as a disposition by Mr. Williams under Section 16(a) of the Exchange Act.

Say-On-Pay Vote
At our 2012 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers. An overwhelming majority of our stockholders (98.5%) that voted at the 2012 annual meeting of stockholders approved the compensation of our Named Executive Officers as described in our proxy statement for the 2012 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory "say-on-pay" vote and considered it in determining specific award amounts granted to our Named Executive Officers for 2013 and 2014. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Say-on-Pay-Frequency Vote

At our 2012 annual meeting of stockholders, our stockholders who voted recommended by a substantial majority (79.85%) that we hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years. As a result of this vote, the Board anticipates holding the next advisory vote on the Named Executive Officers compensation at our 2015 annual stockholder meeting.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our Named Executive Officers.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2011 Stock Incentive Plan, grant our Named Executive Officers equity-based awards, including options, restricted shares, restricted share units, unrestricted shares and other awards based on our shares. No such equity based awards were granted under the 2011 Stock Incentive Plan to our Named Executive Officers in fiscal year 2013. In addition, under the operating partnership agreement of our operating partnership Class B Units may be granted to our directors, officers (including our Named Executive Officers) and employees (if we ever have employees), employees of our Manager and its affiliates, employees of entities that provide services to us, our Manager and its affiliates, or to entities that provide services to us. To the extent that our Named Executive Officers are granted Class B Units in respect of their services to us, they will not receive duplicate compensation under our 2011 Stock Incentive Plan. These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager and its affiliates to attract, motivate and retain talented individuals. We currently do not have any equity ownership requirements or guidelines for our Named Executive Officers.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and market capitalization. Accordingly, we want to provide an incentive to our Named Executive Officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Named Executive Officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders' interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our Named Executive Officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our Named Executive Officers under our 2011 Stock Incentive Plan or our operating partnership agreement. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the Named Executive Officers earned from prior awards. While the Compensation Committee will take past awards into account, if any, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual's position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our Manager.

Class B Unit Grants

2011 Grants. On December 30, 2011, the Compensation Committee approved the grant of 107,164 Class B Units (the "2011 Class B Units") to our Named Executive Officers in lieu of reimbursement for aggregate annual cash compensation of $650,000 for 2011.

The following table shows the recipients of the 2011 Class B Units:

Name	2011 Class B Units
John A. Williams	41,217
Michael J. Cronin	16,487
Leonard A. Silverstein	32,973
William F. Leseman	16,487

The 2011 Class B Units vested on December 30, 2012. All determinations, interpretations and assumptions related to the vesting and calculation of the amount of 2011 Class B Units earned are made by the Compensation Committee. On December 30, 2012, the Compensation Committee determined that all of the 2011 Class B Units were fully earned and were converted into Class A Units. All market capitalization calculations were based on the total number of shares of our common stock outstanding on the date of grant and the volume weighted average of the closing per share prices of our common stock reported by NYSE MKT (or other national U.S. stock exchange) for the five (5) consecutive trading days ending on (and including) the valuation date. As of December 30, 2012, we achieved an increase of approximately $10.4 million in our market capitalization above the baseline value, which resulted in a determination by the Compensation Committee that all of the 2011 Class B Units were fully earned as of that date. All earned 2011 Class B Units automatically converted on a one-for-one basis into Class A Units of our operating partnership which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us. Any shares of our common stock, if and when issued, will be issued pursuant to our 2011 Stock Incentive Plan. On December 31, 2012, all Class A Units issued upon the conversion of the 2011 Class B Units were converted, on a one-for-one basis, into shares of our common stock. The Compensation Committee believes the grant of the 2011 Class B Units aligned the interests of our Named Executive Officers closely with the interests of our stockholders in growth in dividends and our market capitalization.

The 2011 Class B Units were designed to qualify as "profits interests" in our operating partnership for federal income tax purposes. As a general matter, the profits interests' characteristics of the 2011 Class B Units means that at the time of grant they will not be economically equivalent in value to a Class A Unit and the economic value could increase over time as earned.

2012 Grants. On January 3, 2012, the Compensation Committee approved the grant of 106,988 Class B Units (the "2012 Class B Units") to our Named Executive Officers in lieu of reimbursement for aggregate annual cash compensation of $650,000 for 2012.

The following table shows the recipients of the 2012 Class B Units:

Name	2012 Class B Units
John A. Williams	41,149
Michael J. Cronin	16,460
Leonard A. Silverstein	32,919
William F. Leseman	16,460

The 2012 Class B Units vested on January 3, 2013. All determinations, interpretations and assumptions related to the vesting and calculation of the amount of 2012 Class B Units earned were made by the Compensation Committee. On January 3, 2013, the Compensation Committee determined that all of the 2012 Class B Units were fully earned and were converted into Class A Units. In making this determination, all market capitalization calculations made by the Compensation Committee were based on the total number of shares of our common stock outstanding on the date of grant and the volume weighted average of the closing per share prices of our common stock reported by NYSE MKT for the five consecutive trading days ending on (and including) the valuation date. As of January 3, 2013, the Compensation Committee's determination that all 2012 Class B Units were earned was based on our achievement as of the valuation date of an approximately $10.0 million increase in our market capitalization above the baseline value of approximately $30.8 million on the date of grant. All earned 2012 Class B Units automatically converted on a one-for-one basis into Class A Units of our operating partnership which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us. Any shares of our common stock underlying the Class A Units, if and when issued, will be issued pursuant to our 2011 Stock Incentive Plan. The Compensation Committee believes the grant of the 2012 Class B Units aligned the interests of our Named Executive Officers closely with the interests of our stockholders in growth in dividends and our market capitalization.

The 2012 Class B Units were designed to qualify as "profits interests" in our operating partnership for federal income tax purposes. As a general matter, the profits interests' characteristics of the 2012 Class B Units means that at the time of grant they were not economically equivalent in value to a Class A Unit and the economic value could increase over time as and when earned.

2013 Grants. On January 2, 2013, the Compensation Committee approved the grant of 120,430 Class B Units (the "2013 Class B Units") to our Named Executive Officers in lieu of reimbursement for aggregate annual cash compensation of $975,000 for 2013. The Compensation Committee increased the value of Class B Unit grants approximately 12.5% in 2013 to move the aggregate compensation of the Company's Named Executive Officers (if all 2013 Class B Units are earned) closer to that of the Company's peers. All grants of 2013 Class B Units were determined using the value of the underlying shares of our common stock that may be issued if the market capitalization of the Company hit a target increase of approximately $1.2 million.

The following table shows the recipients of the 2013 Class B Units:

Name	2013 Class B Units
John A. Williams	46,319
Michael J. Cronin	18,528
Leonard A. Silverstein	37,055
William F. Leseman	18,528

The 2013 Class B Units vested on January 2, 2014. All determinations, interpretations and assumptions related to the vesting and calculation of the amount of 2013 Class B Units earned were, and will be, made by the Compensation Committee. On January 2, 2014, the Compensation Committee determined that 111,458, or 92.55%, of the 2013 Class B Units were fully earned and were converted into Class A Units. In making this determination, all market capitalization calculations made by the Compensation Committee were based on the total number of shares of our common stock outstanding on the date of grant and the volume weighted average of the closing per share prices of our common stock reported by NYSE MKT for the five consecutive trading days ending on (and including) the valuation date. As of January 2, 2014, the Compensation Committee's determination that 92.55% of 2013 Class B Units were earned was based on our achievement as of the valuation date of an approximately $1.1 million increase in our market capitalization above the baseline value of approximately $41.9 million on the date of grant. To earn 100% of the 2013 Class B Units, an increase of approximately $1.2 million was required in our market capitalization above the baseline value. All earned 2013 Class B Units automatically converted on a one-for-one basis into Class A Units of our operating partnership which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us. To the extent 2013 Class B Units were not fully earned on January 2, 2014, additional determinations will be made at the end of each calendar quarter thereafter until the unearned Class B Units are fully earned or forfeited. There is no effect on future grants of Class B Units for any 2013 Class B Units that were not earned. Any shares of our common stock underlying the Class A Units, if and when issued, will be issued pursuant to our 2011 Stock Incentive Plan. The Compensation Committee believes the grant of the 2013 Class B Units aligned the interests of our Named Executive Officers closely with the interests of our stockholders in growth in dividends and our market capitalization.

The 2013 Class B Units were designed to qualify as "profits interests" in our operating partnership for federal income tax purposes. As a general matter, the profits interests' characteristics of the 2013 Class B Units means that at the time of grant they were not economically equivalent in value to a Class A Unit and the economic value could have increased, and with respect to the earned 2013 Class B Units did increase, over time as and when earned.

The 2013 Class B Units also provided provisions for accelerated vesting and determination of the number earned in the event of a change of control or termination of service prior to January 2, 2014. For more information see "Potential Payments upon Termination or Change of Control" below.

Accounting and Tax Considerations

ASC 718. We generally follow guidance under ASC 718. Certain future stock-based compensation expense will be affected by our stock price, the number of stock-based awards our Compensation Committee grants, if any, in fiscal year 2014 and subsequent years, as well as a number of complex and subjective valuation assumptions and the related tax impact. These valuation assumptions may include, but are not limited to, dividend yields on our stock, risk-free interest rates, the expected term of the award and the volatility of our common stock price.

Policy with Respect to Compensation Deductibility. Our policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer and our President and Chief Operating Officer provide input and recommendations to the Compensation Committee for the compensation, if any, paid to each of our Named Executive Officers. The Committee considers these recommendations when determining salary, if any, awarding incentive compensation and setting incentive opportunities for the coming year. In addition, our Chief Accounting Officer analyzes the financial implications of various executive compensation plan designs.

Independent Compensation Consultant

The Compensation Committee has not engaged a compensation consultant and currently has no plans to engage a compensation consultant at any time prior to making compensation decisions for 2015. The Compensation Committee will determine if it will engage a compensation consultant in connection with 2015 compensation decisions when it begins the process for determining 2015 compensation for our Named Executive Officers.

Securities Trading Policy

We maintain a comprehensive securities trading policy which provides, among other things, that "covered persons" and "insiders" who are aware of material, non-public information regarding the Company may not disclose or trade on such information. In addition, "covered persons" and "insiders" are prohibited from transacting in derivative securities of the Company, short selling Company securities, buying or selling Company securities during any blackout period, holding Company stock in a margin account or pledging Company stock as collateral for a loan. Individuals classified as "insiders" (which include the Named Executive Officers) and their family members generally may not buy or sell Company securities without prior approval of the Company's General Counsel, except under approved Rule 10b5-1 trading plans. To our knowledge, our Named Executive Officers comply with the policy, and none of our Named Executive Officers currently holds our securities in a margin account or has used our securities as collateral for a loan.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has furnished the following report. The information contained in this "Compensation Committee Report" is not to be deemed "soliciting material" or "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent that we specifically incorporate it by reference into such filings.

Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our Compensation Committee recommended to our Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Compensation Committee

Howard A. McLure, Chairman
Steve Bartkowski
William J. Gresham, Jr.

SUMMARY COMPENSATION TABLE

We do not provide any of our Named Executive Officers with any cash compensation or bonus. Nor do we provide any Named Executive Officer with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

The table below summarizes the total compensation paid or awarded to each of our Named Executive Officers for the fiscal years indicated. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total
John A. Williams	2013	-	-	$281,156	-	$281,156
Chief Executive Officer and	2012	-	-	$184,553	-	$184,553
Chairman(2)	2011	-	-	$184,446	-	$184,446
Michael J. Cronin	2013	-	-	$112,465	-	$112,465
Executive Vice President, Chief	2012	-	-	$73,823	-	$73,823
Accounting Officer and Treasurer(3)	2011	-	-	$73,779	-	$73,779
Leonard A. Silverstein	2013	-	-	$224,924	-	$224,924
President and Chief Operating	2012	-	-	$147,642	-	$147,642
Officer(4)	2011	-	-	$147,554	-	$147,554
William F. Leseman	2013	-	-	$112,465	-	$112,465
Senior Vice President -	2012	-	-	$73,823	-	$73,823
Property Management	2011	-	-	$73,779	-	$73,779

*
The columns for "Option Awards," "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
Represents the total grant date fair value of the Class B Units granted in 2011, 2012 and 2013 determined in accordance with ASC 718. We engaged a third party valuation consultant to develop the grant date fair values of the Class B Units using a Monte-Carlo simulation. The simulation was run using assumptions regarding dividend yield, expected volatility, risk-free interest rate and service period. Since we have a limited amount of operating history in the public equity market, the expected volatility assumption was derived from the observed historical volatility of the common stock prices of a select group of peer companies within the REIT industry that most closely approximate our size, capitalization, leverage, line of business and geographic focus markets.

(2)	Mr. Williams has served as the Chief Executive Officer and Chairman of the Company since our formation in 2009 and served as the President of the Company from our formation in 2009 until August, 2012.

(3)
Mr. Cronin has served as Executive Vice President of the Company since August, 2012. In addition, Mr. Cronin has served as Chief Accounting Officer and Treasurer of the Company since our formation in 2009.

(4)
Mr. Silverstein has served as President and Chief Operating Officer of the Company since August, 2012. Prior to such time, Mr. Silverstein served as Executive Vice President, General Counsel, Secretary and Vice Chairman of the Company since our formation in 2009.

GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN 2013

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold(1)	Target(2)	Maximum(2)
John A. Williams	January 2, 2013	N/A	46,319	46,319
Michael J. Cronin	January 2, 2013	N/A	18,528	18,528
Leonard A. Silverstein	January 2, 2013	N/A	37,055	37,055
William F. Leseman	January 2, 2013	N/A	18,528	18,528

(1)
Our 2013 Class B Unit awards do not have threshold (or minimum amount) numbers of Class B Units that are earned for a certain level of performance under the award agreements. As such, the threshold level shown in the table is "N/A" based on the fact that there is a potentially infinite time over which the Class B Units may be earned, subject to the Named Executive Officer's continued service.

(2)
Our target and maximum amounts are the same as the specified performance target of an aggregate $1,150,000 increase in our market capitalization after a one-year vesting period, which will result in all of the 2013 Class B Units being earned.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John A. Williams	0	N/A	46,319	372,405
Michael J. Cronin	0	N/A	18,528	148,965
Leonard A. Silverstein	0	N/A	37,055	297,922
William F. Leseman	0	N/A	18,528	148,965

(1)	Represents the number of 2013 Class B Units awarded as reported in the Grants of Plan-Based Awards That Occurred in 2013 table at the "Target" level.

(2)	The amounts are calculated by multiplying $8.04, the closing price of our common stock as reported by the NYSE MKT for December 31, 2013, by the applicable number of 2013 Class B Units.

OPTION EXERCISES AND STOCK VESTING

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John A. Williams	41,149	324,666
Michael J. Cronin	16,460	129,869
Leonard A. Silverstein	32,919	259,731
William F. Leseman	16,460	129,869

(1)
Represents the number of Class B Units granted on January 3, 2012 that vested and were earned on January 3, 2013 and became Class A Units, which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us.

(2)
The amounts are calculated by multiplying $7.89, the closing price of our common stock as reported by the NYSE MKT on January 2, 2013 (the last trading date prior to the vesting date), by the number of Class B Units converted to Class A Units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Under the 2013 Class B Unit grants, in the event that we would have experienced a change of control prior to January 2, 2014, 100% of the 2013 Class B Units would have immediately and automatically vested at that time. In addition, a calculation to determine if, and to what extent, the 2013 Class B Units were earned would have been made using the fair value of our common stock on a per share basis, as determined by the Compensation Committee based on the total consideration paid or payable in the transaction resulting in the change of control, to calculate our market capitalization.

The 2013 Class B Unit grants also provided that in the event a participant’s service as an executive officer with us terminated due to death or disability prior to January 2, 2014, a pro rata portion of the participant's 2013 Class B Units would be forfeited based upon the number of days from the date of the death or disability to January 2, 2014, but the un-forfeited portion of the participant's 2013 Class B Units would fully vest as of the date of the participant’s death or disability.

Further, under the 2013 Class B Units, if a participant’s service as an executive officer with us would have ceased for any reason other than death, disability or change of control, any 2013 Class B Units that had not been earned would have been automatically forfeited, although the Compensation Committee could have, in its sole discretion, determined that all or any portion of any of the 2013 Class B Units awarded should become fully vested and not forfeited.

If on December 31, 2013 we had incurred a change of control or the Named Executive Officers’ service with us would have terminated due to death or disability, assuming that all 2013 Class B Units would have become vested and earned as of such date, and without regard to any proration, Messrs. Williams, Cronin, Silverstein and Leseman's 2013 Class B Units would have vested and been earned as of such date with values of $372,405, $148,965, $297,922 and $148,965, respectively. Such amounts are calculated by multiplying $8.04 (the closing price of our common stock as reported by the NYSE MKT for December 31, 2013), by the applicable number of 2013 Class B Units.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2013 regarding our compensation plans and the common stock we may issue under the plans.

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	106,988(2)	N/A	992,416
Equity compensation plans not approved by stockholders	150,000(3)	$12.50	0
Total	256,988	$12.50	992,416

(1)
Includes our 2011 Stock Incentive Plan, which authorized a maximum of 1,317,500 shares of our common stock for issue. Awards may be made in the form of issuances of common stock, restricted stock, stock appreciation rights, performance shares, incentive stock options, non-qualified stock options or other forms. Eligibility for receipt of, amounts, and all terms governing awards pursuant to the 2011 Stock Incentive Plan, such as vesting periods and voting and dividend rights on unvested awards, are determined by our Compensation Committee.

(2)	Represents 106,988 Class A Units of our operating partnership, which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us.

(3)
Represents the warrant to purchase up to 150,000 shares of our common stock that was issued to International Assets Advisory, LLC as partial compensation for services rendered in connection with our initial public offering. The exercise price is $12.50 per share, which is 125% of the gross initial public offering price of $10.00 per share. The warrant became exercisable as of September 28, 2011 and expires on March 31, 2015.

AUDIT COMMITTEE REPORT

Our Audit Committee has furnished the following report.

The information contained in this "Audit Committee Report" is not to be deemed "soliciting material" or "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors of Preferred Apartment Communities, Inc. (the "Board"). Management is responsible for the financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its responsibilities:

•	The Audit Committee reviewed and discussed the audited financial statements contained in the 2013 Annual Report on SEC Form 10-K with our management and with PricewaterhouseCoopers LLP.

•
    The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
    The Audit Committee received from PricewaterhouseCoopers LLP written disclosures regarding the auditors’ independence, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with PricewaterhouseCoopers LLP its independence from us and our management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Audit Committee

Timothy A. Peterson, Chairman
Howard A. McLure
Gary B. Coursey

PROPOSAL NO. 2 – APPROVAL OF THE ARTICLES OF AMENDMENT TO THE COMPANY'S CHARTER

Our Board of Directors recommends a vote FOR approving the Articles of Amendment to the Company's charter to add holder redemption options in the first two years of ownership of the Series A Redeemable Preferred Stock

Articles of Amendment to the Company's Charter

On March 20, 2014, our Board adopted the articles of amendment to our charter (the "Articles of Amendment") subject to approval by holders of our common stock. If approved by the holders of our common stock, the proposed Articles of Amendment would allow a holder of our Series A Redeemable Preferred Stock, par value $0.01 per share (our "Series A Redeemable Preferred Stock") to require the Company to redeem shares of our Series A Redeemable Preferred Stock during the first two years of ownership. Beginning on the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value (as defined below), initially $1,000 per share, less a 13% redemption fee, plus any accrued but unpaid dividends. Beginning one year from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus any accrued but unpaid dividends. We would also continue to have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption, in exchange for the Series A Redeemable Preferred Stock. On August 23, 2013, we filed articles supplementary to our charter classifying and designating an additional 900,000 authorized but unissued shares of Preferred Stock (as defined in our charter) as shares of Series A Redeemable Preferred Stock (the "2013 Articles Supplementary"). The total number of shares of Series A Redeemable Preferred Stock which the Company has authority to issue after giving effect to the 2013 Articles Supplementary is 1,050,000. There was no increase in the authorized shares of stock of the Company effected by the 2013 Articles Supplementary.
Our Board has unanimously determined that the Articles of Amendment are advisable and in the best interests of the Company and its stockholders, and has submitted the Articles of Amendment to be voted on by the holders of our common stock at the Annual Meeting. In addition, we request that you vote for this Proposal No. 2 to approve the Articles of Amendment as we believe the Articles of Amendment are very important to the growth of the Company. Should stockholder approval of the Articles of Amendment to our charter not be obtained, the Articles of Amendment to our charter will not be implemented. Our charter, however, will continue in effect and we may continue to issue additional shares of Series A Redeemable Preferred Stock. The affirmative vote of two-thirds of all of the votes entitled to be cast is required for approval of the proposed Articles of Amendment. For purposes of the vote on the proposed Articles of Amendment, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.
A complete copy of the proposed Articles of Amendment to our charter is attached as Annex A to this Proxy Statement. A full copy of the original Articles Supplementary designating 150,000 shares of our Series A Redeemable Preferred Stock is attached as Exhibit 4.2 to Pre-effective Amendment No. 1 to Form S-11 Registration Statement (Registration No.: 333-176604) filed by the Company with the SEC on November 2, 2011, and a full copy of the Articles Supplementary that increased the authorized number of shares of Series A Redeemable Preferred Stock by 900,000 is attached as Exhibit 4.1 to a Current Report on Form 8-K filed with the SEC on August 28, 2013. A summary description of the material features of the Series A Redeemable Preferred Stock is provided below. The statements made in this Proxy Statement regarding the Articles of Amendment should be read in conjunction with and are qualified in their entirety by reference to the terms of the Articles of Amendment to our charter attached to this Proxy Statement as Annex A.
Reasons for the Articles of Amendment to the Company's Charter
The Company believes allowing redemptions during the first two years of ownership of its Series A Redeemable Preferred Stock will create additional liquidity for the holders of the Series A Redeemable Preferred Stock which, in turn, should increase investor interest in the Company's public offering of units ("Offered Units") consisting of (i) one share of Series A Redeemable Preferred Stock and (ii) one warrant to purchase up to 20 shares of our common stock (the "Follow-On Offering"). This increased interest is expected because the increase in liquidity should make the Offered Units more attractive to all sales channels, including independent broker dealers, hybrid broker dealers/registered investment advisors, pure registered investment advisors and institutional investors. If investor interest does increase in the Follow-On Offering, the Company believes it will raise additional capital at a faster pace, which will create an opportunity for management to grow the Company at a faster pace. Assuming management can invest the capital raised at a rate higher than the cost of the Offered Units, the value of the Company for the common stockholders would increase.
The Company also believes if investor interest increases in the Offered Units, there will be a corresponding increase in the exposure of the Company's common stock to the same sales channels. Increased awareness of the Company's common stock in more sales channels is expected to lead to increased trading volume and therefore increased liquidity for holders of our common stock and possibly an increase in the price of our common stock.

The redemption options in the first two years are expected to be accretive to the Company if they are exercised. The Company estimates its cost of raising capital with the sale of the Offered Units is approximately 11.5%. Based on the proposed costs of the redemption in years 1 and 2, the Company believes there will not be a significant number of redemptions exercised during that period.  Nevertheless, we believe our earnings will be more than sufficient to cover the aggregate costs associated with any potential redemption.
Finally, the Company believes that adding redemption options for the stockholders of Series A Redeemable Preferred Stock in the first two years will level out the exercise of any optional redemptions. Currently, there is a two-year holding period before a redemption option is available. This holding period could cause a pent up demand for redemptions as holders have to wait for two years to pass and possibly lead to a larger amount of redemptions when the optional redemption window opens. Expanding the redemption option to the first two years of ownership will eliminate this two-year waiting period, thereby likely leveling out any redemptions and allowing the Company to manage the redemption process more efficiently.
Material Features of Series A Redeemable Preferred Stock
Our Board, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series A Redeemable Preferred Stock.
The following is a brief description of the terms of our Series A Redeemable Preferred Stock. The description of our Series A Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series A Redeemable Preferred Stock, which have been filed with the SEC.

Rank. Our Series A Redeemable Preferred Stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•
junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•	junior to all our existing and future debt obligations.

Holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A Redeemable Preferred Stock receive a return of their capital.
Stated Value. Each share of Series A Redeemable Preferred Stock has an initial stated value of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Redeemable Preferred Stock, as set forth in the Series A Articles Supplementary ("Stated Value").
Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock begin accruing on, and are cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Holders of our shares of Series A Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series A Redeemable Preferred Stock. Unless full cumulative dividends on our shares of Series A Redeemable Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set aside for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series A Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of a Holder. Beginning two years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 10% redemption fee, plus any accrued but unpaid dividends.

Beginning three years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 5% redemption fee, plus any accrued but unpaid dividends.

Beginning four years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 3% redemption fee, plus any accrued but unpaid dividends.

Beginning five years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, plus any accrued but unpaid dividends.
If a holder of Series A Redeemable Preferred Stock causes the company to redeem such shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption.
Our obligation to redeem any shares of our Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Optional Redemption Following Death of a Holder. Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem shares of Series A Redeemable Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon through and including the date of redemption, less all dividends previously paid to the holder or the estate; provided, however, that our obligation to redeem any of the shares of Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Upon any such redemption request from a holder’s estate, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption.
Optional Redemption by the Company. We will have the right to redeem any or all shares of our Series A Redeemable Preferred Stock beginning on the tenth anniversary of the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed. We will redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series A Redeemable Preferred Stock, plus any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption, in exchange for the Series A Redeemable Preferred Stock.
We may exercise our redemption right by delivering a written notice thereof to all holders of Series A Redeemable Preferred Stock. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be 30 days following the notice date.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Redeemable Preferred Stock, the holders of shares of Series A Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series A Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, or the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Redeemable Preferred Stock will not be added to our total liabilities.
Voting Rights. Our Series A Redeemable Preferred Stock has no voting rights.
Exchange Listing. We do not plan on making an application to list the shares of our Series A Redeemable Preferred Stock on NYSE MKT, any other national securities exchange or any other nationally recognized trading system. Our common stock is listed on NYSE MKT.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ARTICLES OF AMENDMENT TO THE COMPANY'S CHARTER.

PPROPOSAL NO. 3 – RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors recommends a vote FOR the ratification of the selection of
PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year, subject to ratification by our stockholders. If our stockholders do not ratify such selection, it will be reconsidered by our Board. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2014 Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended December 31, 2012 and fees billed to or agreed to by us for the fiscal year ended December 31, 2013 by PricewaterhouseCoopers LLP for professional services rendered:

Fee Category	2013 Fees	2012 Fees
Audit fees(1)	$296,981	$181,000
Audit-related fees(2)	115,000	7,275
Tax fees(3)	29,535	58,441
All other fees(4)	136,500	26,673
Total Fees	$578,016	$273,389

(1)
Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services related to an SEC comment letter on our 2011 Annual Report on Form 10-K and the review and audit of financial statements prepared by the Company in accordance with rule 3-14 of Regulation S-X in connection with material acquisitions.

(3)	Tax fees consist of fees billed for professional services regarding federal, state and, if applicable, international tax compliance, tax advice and tax planning.

(4)
All other fees consist of reviews of our Registration Statement on Form S-3, as amended, related to our Follow-On Unit Offering (File No. 333-183355), our Registration Statement on Form S-8 related to our 2011 Stock Incentive Plan, our universal shelf Registration Statement on Form S-3 (File No. 333-188677) and our resale Registration Statement on Form S-3, as amended (Registration No. 333-187925), and the preparation of comfort letters in connection with securities offerings by the Company in 2013.

Pre-Approval Policies

Our Audit Committee reviews each service on a case-by-case basis before approving the engagement of PricewaterhouseCoopers LLP for all audit or permissible non-audit services. All of the non-audit services for 2012 and 2013 were approved by the Audit Committee.

Consideration of Non-Audit Services Provided by the Independent Registered Public Accounting Firm

Our Audit Committee has concluded that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independent registered public accounting firm’s independence.

OTHER BUSINESS

Our Board does not presently intend to bring any other business before the Annual Meeting, and, so far as known to our Board, no matters are to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,
Leonard A. Silverstein
President and Chief Operating Officer

Date: March 21, 2014

ANNEX A

PREFERRED APARTMENT COMMUNITIES, INC.
ARTICLES OF AMENDMENT
Preferred Apartment Communities, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting existing Section 7(a) of the Articles Supplementary for the Series A Redeemable Preferred Stock, par value $0.01 per share, of the Corporation in its entirety and substituting in lieu thereof a new Section 7(a) to read as follows:
7.    Redemption at the Option of a Holder.
(a)    Subject to the provisions in this Section 7, each holder of Series A Preferred Stock may deliver written notice to the Corporation requesting that the Corporation redeem each share of Series A Preferred Stock, held by such holder for cash or equal value of Common Stock (as set forth in Section 9(a)) as follows:
(i)    On and after the date of original issuance of the shares of Series A Preferred Stock to be redeemed, the holder will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to the Stated Value, less a 13% redemption fee, plus all accumulated, accrued and unpaid dividends.
(ii)    On and after the first anniversary of the date of original issuance of the shares of Series A Preferred Stock to be redeemed, the holder will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to the Stated Value, less a 10% redemption fee, plus all accumulated, accrued and unpaid dividends.
    (iii)    On and after the third anniversary of the date of original issuance of the shares of Series A Preferred Stock to be redeemed, the holder thereof will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to the Stated Value, less a 5% redemption fee, plus all accumulated, accrued and unpaid dividends.
    (iv)    On and after the fourth anniversary of the date of original issuance of the shares of Series A Preferred Stock to be redeemed, the holder thereof will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to the Stated Value, less a 3% redemption fee, plus all accumulated, accrued and unpaid dividends.
    (v)    On and after the fifth anniversary of the date of original issuance of the shares of Series A Preferred Stock to be redeemed, the holder thereof will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to the Stated Value, plus all accumulated, accrued and unpaid dividends.
SECOND: There has been no change in the authorized stock of the Corporation effected by the amendment to the Charter as set forth above.
THIRD: The amendment to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.
FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this _____ day of May, 2014.

ATTEST:                    PREFERRED APARTMENT COMMUNITIES,                        INC.

_______________________________    By: _______________________________ (SEAL)
Name: Jeffrey R. Sprain             Name: John A. Williams
Title: Secretary                 Title: Chief Executive Officer

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Proxy Card and Notice

PREFERREDAPARTMENT | COMMUNITIES®

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 8, 2014.

Vote by Internet

- Go to **www.envisionreports.com/APTS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and a vote FOR Proposals 2 and 3.

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	For	Withhold		For	Withhold		For	Withhold
01 - John A. Williams	☐	☐	02 - Leonard A. Silverstein	☐	☐	03 - Steve Bartkowski	☐	☐
04 - Gary B. Coursey	☐	☐	05 - Daniel M. DuPree	☐	☐	06 - Howard A. McLure	☐	☐
07 - Timothy A. Peterson	☐	☐	08 - William J. Gresham, Jr.	☐	☐			

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Proxy Card and Notice

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PREFERREDAPARTMENT | COMMUNITIES®

Proxy — Preferred Apartment Communities

Notice of 2014 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 8, 2014

Leonard A. Silverstein, John A. Williams, Michael J. Cronin, and Jeffrey R. Sprain, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Preferred Apartment Communities to be held at our offices, located at 3625 Cumberland Boulevard, 3rd Floor, Atlanta, Georgia 30339, on Thursday, May 8, 2014 at 9:00 a.m. Eastern time, and any postponements or adjournments thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

Proxy Card and Notice

PREFERREDAPARTMENT | COMMUNITIES®

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/APTS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Preferred Apartment Communities Stockholder Meeting to be Held on May 8, 2014.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Report and Proxy Statement for stockholders are available at:

www.envisionreports.com/APTS

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/APTS** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 28, 2014 to facilitate timely delivery.

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Proxy Card and Notice

Stockholder Meeting Notice

Preferred Apartment Communities Annual Meeting of Stockholders will be held on May 8, 2014 at Preferred Apartment Communities, 3625 Cumberland Boulevard, 3rd Floor, Atlanta, GA, 30339, at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and a vote FOR Proposals 2 and 3.

1. Election of eight directors to serve until the annual meeting of stockholders in 2015:
   John A. Williams
   Leonard A. Silverstein
   Steve Bartkowski
   Gary B. Coursey
   Daniel M. DuPree
   Howard A. McLure
   Timothy A. Peterson
   William J. Gresham, Jr.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/APTS**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Preferred Apartment Communities, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 28, 2014.

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